                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

 / /    Preliminary Proxy Statement
 / /    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 /X/    Definitive Proxy Statement
 / /    Definitive Additional Materials
 / /    Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                         GRIFFIN LAND & NURSERIES, INC.
                (Name of Registrant as Specified In Its Charter)

  (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 /X/    No fee required.
 / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

 / /    Fee paid previously with preliminary materials.
        Check box if any part of the fee is offset as provided by
 / / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount previously paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

                         GRIFFIN LAND & NURSERIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 16, 2000

    PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin
Land & Nurseries, Inc. ("Griffin") will be held at the Chase Conference Center at 600 Fifth Avenue, Second Floor, New York, New York, on the 16th day of
May 2000, at 11:00 a.m., local time, to consider and act upon:

        1.  The election of directors of Griffin;

        2. The approval of the selection of Griffin's independent accountants for 2000; and

        3. Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

    Only stockholders of record at the close of business on April 10, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

                                          ANTHONY J. GALICI

                                          SECRETARY

Dated: April 17, 2000

                         GRIFFIN LAND & NURSERIES, INC.
                             ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 11:00 a.m. on May 16, 2000 at the Chase Conference Center at 600 Fifth Avenue, Second Floor, New York, New York, for the purposes set forth in the accompanying notice of meeting.

                                    GENERAL

    This solicitation is being made on behalf of the Board of Directors of Griffin. The initial distribution of proxy materials is expected to be made on or about April 17, 2000. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; and (ii) for approval of the selection of PricewaterhouseCoopers LLP as independent accountants for Griffin for 2000. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether the other matters to be voted on have been approved. Proposals by stockholders for Griffin's 2001 Annual Meeting of Stockholders must be received by Griffin before December 18, 2000 if such proposal is to be considered for inclusion in the 2001 proxy materials of Griffin. Any such proposal received after March 3, 2001 will be considered untimely for purposes of the 2001 Annual Meeting, and proxies delivered for the 2001 Annual Meeting will confer discretionary authority to vote on any such matters.

    Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

    The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties.

    Each holder of a share of Common Stock, par value $0.01 per share, of Griffin (the "Common Stock") will be entitled to one vote for each share held of record by such person at the close of business on April 10, 2000 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, Griffin had outstanding 4,862,704 shares of Common Stock (none of which constituted shares of treasury stock). A total of 2,327,295 shares of Common Stock, representing 47.86% of the outstanding shares of Common Stock, are held by members of the Cullman & Ernst Group (as defined herein).

                           I.  ELECTION OF DIRECTORS

    At the 2000 Annual Meeting of Stockholders, five (5) directors (which will comprise the entire Board) are to be elected. The Board of Directors proposes the nominees listed below for election as directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If for any reason any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS

                                      (AGE) AND DATE
                                      SINCE WHICH HAS
                                       CONTINUOUSLY       PRINCIPAL OCCUPATION AND BUSINESS
 NAME (LETTERS REFER TO COMMITTEE       SERVED AS A            EXPERIENCE DURING PAST        ALSO SERVES AS A DIRECTOR OF THE
  MEMBERSHIPS, IDENTIFIED BELOW)    DIRECTOR OF GRIFFIN            FIVE YEARS (1)                 FOLLOWING CORPORATIONS
----------------------------------  -------------------   ---------------------------------  --------------------------------
Winston J. Churchill,                 (59)       1997     Managing General Partner of SCP    Cinemastar Luxury Theaters,
  Jr. (a) (b).....................                        Private Equity Partners, L.P., a   Inc.; Churchill Investment
                                                          private equity fund                Partners, Inc.; CIP Capital,
                                                                                             Inc.; CIP Freedom Securities;
                                                                                             Amkor Technology, Inc.

Edgar M. Cullman..................    (82)       1997     Chairman of the Board of           General Cigar Holdings, Inc.;
                                                          Directors of General Cigar         Centaur Communications, Ltd.;
                                                          Holdings, Inc. (1996); Chief       Bloomingdale Properties,
                                                          Executive Officer of Culbro        Inc. (4)
                                                          Corporation (1962-1996)

Frederick M. Danziger (2).........    (60)       1997     President and Chief Executive      Monro Muffler/Brake, Inc.;
                                                          Officer (1997); Of Counsel to      Bloomingdale Properties, Inc.;
                                                          Latham & Watkins (1995-1997);      Centaur Communications, Ltd.;
                                                          Member of Mudge Rose Guthrie       The Technology Group Inc.
                                                          Alexander & Ferdon (1974-1995)

John L. Ernst (b) (3).............    (59)       1997     Chairman of the Board and          Doral Financial Corporation;
                                                          President of Bloomingdale          General Cigar Holdings, Inc.
                                                          Properties, Inc.

David F. Stein (a)................    (59)       1997     Vice Chairman of J&W Seligman &    J&W Seligman & Co. Inc.;
                                                          Co. Inc., an asset management      Seligman Data Corp.
                                                          firm (1996); Managing Director of
                                                          J&W Seligman & Co. Inc.
                                                          (1990-1996); Co-Chairman of
                                                          Seligman Henderson Co.
                                                          (1991-1998)

----------------------------------
Member of the: (a) Audit Committee; and (b) Compensation Committee.

(1) Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with Griffin.

(2) Mr. Danziger is the son-in-law of Mr. Cullman.

(3) Mr. Ernst is the nephew of Mr. Cullman.

(4) Mr. Cullman served as director of The Eli Witt Company which filed for relief from its creditors under Chapter 11 of the Federal Bankruptcy Code in November 1996.

    The Board of Directors held six meetings during 1999. Griffin's Board of Directors has an Audit Committee and a Compensation Committee. Committee memberships of the Board of Directors are indicated in the above table. Directors as a whole attended 94% of the aggregate of all Board and Committee meetings (of Committees of which they were members).

    Members of the Board of Directors who are not employees of Griffin received $10,000 per year and $500 for each Board and Committee meeting attended in 1999. The Griffin Land & Nurseries, Inc., 1997 Stock Option Plan, as amended (the "Griffin Stock Option Plan"), provides that non-employee Directors who are not members of the Cullman & Ernst Group receive annually options exercisable for 2,000 shares of Common Stock at an exercise price that is the market price at the time of grant. In 1999 Griffin granted Mr. Churchill and Mr. Stein each options exercisable for 2,000 shares of Common Stock, and expects to grant additional options to Messrs. Churchill and Stein in 2000 consistent with the Griffin Stock Option Plan.

    The Audit Committee reviews audit reports and the scope of audit by Griffin's independent accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time such Committee makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of Griffin's independent accountants. The Audit Committee held two meetings in 1999 and recommended to the Board of Directors the selection of PricewaterhouseCoopers LLP (See "Selection of Independent Accountants").

    For information about the Compensation Committee, see "Compensation Committee Report on Executive Compensation--Interlocks and Insider Participation" on page 10.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based upon its involvement in the preparation of certain of such forms and a review of the copies of other such forms received by it, Griffin believes that with respect to 1999, all such Section 16(a) filing requirements were satisfied, except for a Form 4 regarding the purchase of 10,000 shares of Common Stock by Churchill Family Partnership, L.P., of which Mr. Churchill is the general partner and a limited partner, which was not filed timely. This stock purchase by Mr. Churchill has since been reported on a Form 5 filing.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

    The following table lists the number of shares and exercisable options to purchase shares of Common Stock of Griffin beneficially owned or held by
(i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the nominees for election as directors (who are all current directors), (iii) the Named Executive Officers (as defined below) and (iv) by all directors and officers of Griffin collectively. Unless otherwise indicated, information is provided as of November 27, 1999.

NAME AND ADDRESS (1)                                     SHARES BENEFICIALLY OWNED(2)   PERCENT OF TOTAL
--------------------                                     ----------------------------   ----------------
Edgar M. Cullman (3)...................................             977,342                   20.1
Edgar M. Cullman, Jr. (3)..............................             870,072                   17.9
Louise B. Cullman (3)..................................             847,175                   17.4
Susan R. Cullman (3)...................................             758,607                   15.6
Frederick M. Danziger (3)..............................             226,326                    4.7
Lucy C. Danziger (3)...................................           1,043,992                   21.5
John L. Ernst (3)......................................             421,250                    8.7
Winston J. Churchill, Jr...............................              40,000                      *
David F. Stein.........................................              35,000                      *
Anthony J. Galici......................................               7,641                      *
B. Bros Realty Limited Partnership (4).................             233,792                    4.8
Gabelli Funds Inc. (5).................................           1,416,937                   29.1
All directors and officers collectively, consisting of
  6 persons (6)........................................           1,442,432                   29.7

*   Less than 1%

(1) Unless otherwise indicated, the address of each person named in the table is 641 Lexington Avenue, New York, New York 10022.

(2) This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected in footnote 3. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes options exercisable within 60 days granted to Directors pursuant to the Griffin Stock Option Plan. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in this footnote 2, are officers and directors. As of November 27, 1999, a group (the "Cullman & Ernst Group") consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests; and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,327,295 shares of Common Stock (approximately 47.9% of the outstanding shares of Common Stock). Among others, Messrs. Cullman,
    Mr. Ernst and Mr. Danziger (who is a member of the Cullman & Ernst Group) hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable under standard pledge arrangements. A form filed with the Commission on behalf of the Cullman & Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Louise B. Cullman is the wife of Edgar M. Cullman; Edgar M. Cullman, Jr. is the son of Edgar M. Cullman and Louise B. Cullman; Susan R. Cullman and Lucy C. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman; and Lucy C. Danziger is the wife of Frederick M. Danziger.

(3) Included within the shares shown as beneficially owned by Edgar M. Cullman are 866,204 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Ernst are 411,321 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Frederick M. Danziger are 209,778 shares in which he holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Edgar M. Cullman, Jr. are 733,918 shares in which he holds shared investment and/or voting power; included with the shares owned by Louise B. Cullman are 743,765 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Susan R. Cullman are 670,842 shares in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Lucy C. Danziger are 962,150 shares in which she holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Danziger and Ernst disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares.

(4) The address of B. Bros. Realty Limited Partnership ("B. Bros.") is 641 Lexington Avenue, New York, New York 10022. Lucy C. Danziger and John L. Ernst are the general partners of B. Bros.

(5) The address of such person is Gabelli Funds, Inc., One Corporate Center, Rye, New York 10580. A form filed with the Securities and Exchange Commission in July 1997 by Gabelli Funds, Inc., as subsequently amended, indicates that the securities have been acquired by Gabelli Funds, Inc. and its wholly-owned subsidiaries on behalf of their investment advisory clients. Griffin has been informed that no individual client of Gabelli Funds, Inc. has ownership of more than 5% of Griffin's outstanding Common Stock.

(6) Excluding shares held by certain charitable foundations the officers and/or directors of which include certain officers and directors of Griffin.

                       INTERESTS IN CERTAIN TRANSACTIONS

    For the information of stockholders, attention is called to the following transactions between Griffin and other parties in which the persons mentioned below might have had a direct or indirect interest.

    1. Messrs. Cullman, Danziger and Ernst are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") of which Mr. Ernst is Chairman and President and other members of the Cullman & Ernst Group are associated. Real estate management and advisory services have been provided to Griffin by John Fletcher, an employee of Bloomingdale Properties, for which Mr. Fletcher receives compensation at a rate of approximately $50,000 per year.

    2. Edgar M. Cullman, the Chairman of Griffin, is also the Chairman of General Cigar Holdings, Inc., ("GC Holdings"). In addition, certain members of the Cullman & Ernst Group who may be deemed to beneficially own more than five percent of Griffin's Common Stock (see "Security Ownership of Management and Principal Holders") also may be deemed to beneficially own more than five percent of the Class A Common Stock of GC Holdings. In 1997, Griffin, as lessor, and General Cigar Co., Inc. ("General Cigar"), a wholly-owned subsidiary of GC Holdings, as lessee, entered into a lease for certain agricultural land in Connecticut and Massachusetts (the "Agricultural Lease"). The Agricultural Lease is for approximately 500 acres of arable land held by Griffin for possible development in the long term, but which is being used by General Cigar for growing Connecticut Shade wrapper tobacco. General Cigar's use of the land is limited to the cultivation of cigar wrapper tobacco. The Agricultural Lease has an initial term of ten years and provides for the extension of the lease for additional periods thereafter. In addition, at

Griffin's option, the Agricultural Lease may be terminated with respect to 100 acres of such land annually upon one year's prior notice. In fiscal 1999 and fiscal 1998, GC Holdings made rental payments of $108,000 and $80,000, respectively, to Griffin with respect to the Agricultural Lease.

    Also in 1997, Griffin entered into a Services Agreement (the "Services Agreement") with GC Holdings, pursuant to which GC Holdings provided Griffin with certain administrative services, including internal audit, tax preparation, legal and transportation services. The Services Agreement was terminated with respect to all services provided by GC Holdings as of July 1998, except for certain transportation services, with respect to which the Services Agreement was amended and extended through June 1999. In fiscal 1999 and fiscal 1998, Griffin incurred expenses of $150,000 and $400,000, respectively, under the Services Agreement.

    In late 1997, Griffin, as lessor, and General Cigar, as lessee, entered into a lease for approximately 40,000 square feet of office space in the Griffin Center South office complex in Bloomfield, Connecticut (the "Commercial Lease"). The Commercial Lease has an initial term of ten years and provides for the extension of the lease for additional annual periods thereafter. Griffin's rental revenue from the Commercial Lease in fiscal 1999 and fiscal 1998 was $464,000 and $437,000, respectively. Management believes the rent payable by General Cigar to Griffin under the Commercial Lease is at market rates.

    See "Compensation Committee Report on Executive Compensation--Interlocks and Insider Participation" on page 10 for certain other interests.

    The information given in this Proxy Statement with respect to the five-year business experience of each director, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

                             EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for Mr. Danziger, Griffin's President and Chief Executive Officer and Mr. Galici, Griffin's Vice President, Chief Financial Officer and Secretary (the "Named Executive Officers"), as well as the total compensation paid by Griffin during 1999, 1998 and 1997 to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                               ANNUAL COMPENSATION                            SECURITIES
                                          ------------------------------    OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR      SALARY     BONUS     COMPENSATION(1)     OPTIONS
---------------------------               --------   --------   --------   ---------------   ------------
Frederick M. Danziger...................    1999     $345,205   $93,650        $ 3,178          150,000
  President and Chief Executive Officer     1998      300,000        --          5,112               --
                                            1997      126,213        --            692          150,000

Anthony J. Galici.......................    1999     $171,726   $33,800        $ 4,117           15,000
  Vice President, Chief Financial           1998      162,558     3,000         60,511(2)            --
  Officer and Secretary                     1997       71,256        --          1,688           15,000

(1) Amounts shown under Other Annual Compensation include matching contributions made by Griffin under its Savings Plan and other miscellaneous cash benefits, but do not include funding for or receipt of retirement plan benefits (See "Other Employee Benefit Plans"). No Executive Officer who would otherwise have been includable in such table resigned or terminated employment during 1999.

(2) Includes $56,097 for reimbursement of relocation costs.

                            STOCK OPTION INFORMATION

STOCK OPTION PLAN

    Griffin maintains the 1997 Stock Option Plan. A total of 1,000,000 shares of Common Stock are authorized to be made available for issuance under the 1997 Stock Option Plan. Options granted under the 1997 Stock Option Plan are either incentive stock options or nonqualified options. The 1997 Stock Option Plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under the 1997 Stock Option Plan, Griffin is authorized to issue options to certain officers, employees, consultants and directors of Griffin in connection with the services they provide to Griffin. Of the 1,000,000 shares of Common Stock reserved for issuance under the 1997 Stock Option Plan, as of November 27, 1999, 601,707 shares were available for issuance upon the exercise of outstanding options granted under the plan. In 1999, options to purchase 252,100 shares of Common Stock were granted to certain directors, key employees and a consultant of Griffin, and these options were outstanding as of November 27, 1999.

INDIVIDUAL GRANTS

    The following table sets forth the number of stock options granted to the Named Executive Officers during fiscal 1999.

                                  INDIVIDUAL GRANTS
                               ------------------------
                                            PERCENTAGE                                POTENTIAL REALIZABLE
                               NUMBER OF     OF TOTAL                                VALUE AT ASSUMED ANNUAL
                               SECURITIES     OPTIONS                                 RATES OF STOCK PRICE
                               UNDERLYING   GRANTED TO                               APPRECIATION FOR OPTION
                                OPTIONS      EMPLOYEES    EXERCISE OR                         TERM
                                GRANTED       IN 1999     BASE PRICE    EXPIRATION   -----------------------
NAME                              (#)       FISCAL YEAR    ($/SHARE)       DATE          5%          10%
----                           ----------   -----------   -----------   ----------   ----------   ----------
Frederick M. Danziger (1)....   150,000         64.4%       $11.219       1/11/09    $1,058,335   $2,682,029
Anthony J. Galici (2)........    15,000          6.4%        11.219       1/11/09      105,834       268,203

(1) Mr. Danziger was granted nonqualified options to purchase 150,000 shares of Griffin's Common Stock on January 11, 1999. Such options become exercisable in three equal installments on the third, fourth and fifth anniversaries of the date of grant.

(2) Mr. Galici was granted incentive and nonqualified options to purchase 7,547 shares and 7,453 shares, respectively, on January 11, 1999. Such options become exercisable in three equal installments on the third, fourth and fifth anniversaries of the date of grant.

    There were no stock options exercised by the Named Executive Officers during fiscal 1999. The following table presents the value of unexercised options held by the Named Executive Officers at November 27, 1999.

                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES              IN-THE-MONEY
                                       SHARES                   UNDERLYING OPTIONS HELD             OPTIONS AT
                                      ACQUIRED      VALUE        AT FISCAL YEAR END(#)          FISCAL YEAR END (1)
                                     ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                                     (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Frederick M. Danziger..............          --         --          --         300,000        $    --         $  --
Anthony Galici.....................          --         --       7,641          30,000         67,288            --

(1) The amounts presented in this column have been calculated based upon the difference between the fair market value of $10.938 per share (the average of the high and low prices of Griffin's Common Stock on November 26, 1999) and the exercise price of each stock option.

    On January 18, 2000 the Board of Directors awarded 10,000 options to
Mr. Galici at an exercise price of $11.219, which was equal to the fair market price of Griffin's Common Stock at the time of the stock option grant. The options granted include 8,913 options which may be exercised as incentive stock options and 1,087 nonqualified options. The options granted to Mr. Galici become exercisable in three equal installments on the third, fourth and fifth anniversaries from the date of grant and expire ten years from the date of grant.

                          OTHER EMPLOYEE BENEFIT PLANS

INCENTIVE COMPENSATION PLANS

    Griffin maintains Annual Incentive Compensation Plans (the "Incentive Compensation Plans") for certain officers and other employees of Griffin and its subsidiaries. Annual cash bonus payments may be paid under the Incentive Compensation Plans provided certain financial targets are achieved. Amounts paid under the Incentive Compensation Plans to Named Executive Officers are included in the Summary Compensation Table on page 7.

SAVINGS PLAN

    Griffin's Board of Directors adopted the Griffin 401(k) Plan (the "Griffin Savings Plan") in 1997 covering salaried and hourly employees of Griffin and its subsidiaries who are employed in the U.S., are age 21 or over and have at least one year of service. In 1999, a participating employee could have (i) deferred up to 5% of base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. Highly compensated employees are limited to deferral of an additional 3% of annual base salary without receiving any matching contributions. Contributions made in 1999 through payroll deductions not in excess of $10,000 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Vesting with respect to Griffin's matching contributions occurs at two different rates:
(i) those employees who enrolled in the Griffin Savings Plan on or before November 1, 1997 vest at the rate of 20% per year over the first five years of service; or (ii) those employees who enrolled in the Griffin Savings Plan after November 1, 1997 are cliff vested after five years of service.

    Griffin's matching contributions under the Griffin Savings Plan for the accounts of the individuals named under "Summary Compensation Table" are included under Other Annual Compensation.

DEFERRED COMPENSATION PLAN

    In fiscal 1999, Griffin's Board of Directors adopted a non-qualified deferred compensation plan (the "Deferred Compensation Plan") for certain employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin Savings Plan. Contributions to the Deferred Compensation Plan, which are made through payroll deductions, started in fiscal 2000. Griffin will contribute an additional $0.60 for each dollar contributed by the employee in order to allow employees to receive matching contributions on up to 5% of their base salary (including matching contributions under the Griffin Savings Plan). Participants are permitted to allocate their contributions among the same investment alternatives as the Griffin Savings Plan. Employees are always 100% vested in their own contributions. Vesting requirements with respect to Griffin's matching contributions, if any, are the same as under the Griffin Savings Plan. It is anticipated that the Deferred Compensation Plan will be unfunded, with benefits to be paid from Griffin's general assets.

INSURANCE AND HEALTH PROGRAMS

    Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees. Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and had a minimum of ten years of service with Griffin prior to retirement.

    Griffin's aggregate contributions for such employee welfare benefit plans in fiscal 1999 amounted to approximately $1.1 million.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--
                      INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee supervises management compensation and employee benefits and administers Griffin's stock option, savings, health, incentive compensation and other employee benefit plans. It held one meeting in 1999.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    Pursuant to its authority to designate committees to exercise the powers and authority of the Board, the Board of Directors has designated the Compensation Committee to review, consider and approve the recommendations of management as to all compensation paid by Griffin and its subsidiaries exceeding $75,000 per annum.

    Mr. Cullman, the Chairman of the Board of Directors, and Mr. Danziger, the President and Chief Executive Officer, are both members of the Cullman & Ernst Group which owns Common Stock representing approximately 47.9% of Griffin's Common Stock outstanding (see "Security Ownership of Management and Principal Holders"). Mr. Danziger has been granted options under the Griffin Stock Option Plan. Mr. Cullman and Mr. Ernst have not been granted any options under the Griffin Stock Option Plan.

POLICIES

    The Committee intends that stock options serve as a significant part of the total compensation package for executive officers of Griffin. The Committee intends that cash bonuses pursuant to the Annual Compensation Plans serve as a significant part of the total compensation for other key employees of Griffin and its subsidiaries. The stock options and cash bonuses are intended to offer these employees long-term incentives to increase their efforts on behalf of Griffin and its subsidiaries and to focus managerial efforts on enhancing stockholder value and operating performance.

SALARY AND CASH BONUSES

    Amounts paid to the Named Executive Officers made under the Incentive Compensation Plan are included in the Summary Compensation Table on page 7. The Committee does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of Internal Revenue Code Section 162(m). While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

STOCK OPTION PLAN

    The Committee administers the Griffin Stock Option Plan. There are presently two independent directors and approximately 35 key employees and consultants eligible to receive options under the Griffin Stock Option Plan.

DEFERRED COMPENSATION PLAN

    The Committee administers the Deferred Compensation Plan for certain employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin Savings Plan. Contributions to the Deferred Compensation Plan started in January 2000. There are presently 8 key employees that participate in the Deferred Compensation Plan.

COMPENSATION COMMITTEE

Winston J. Churchill, Jr.

John L. Ernst

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Cullman, Danziger, and Ernst are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") of which Mr. Ernst is Chairman and President and other members of the Cullman & Ernst Group are associated. Mr. Danziger also serves as trustee of the retirement plan for Bloomingdale Properties.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the total percentage changes in the cumulative total stockholder return (assuming the reinvestment of dividends) on Griffin's Common Stock with the cumulative total return of the Russell 2000 Index from July 7, 1997 (the date on which Griffin's Common Stock was registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended) to November 27, 1999. It is assumed in the graph that the value of each investment was $100 at July 7, 1997. Griffin is not aware of any other company that substantially participates in both the nursery and real estate businesses, and would therefore be suitable for comparison to Griffin as a "peer issuer" within Griffin's line of business.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               GL&N   RUSSELL 2000
Jul 7, 1997      100           100
Nov 29, 1997  102.12        106.88
Nov 28, 1998   86.81         99.96
Nov 27, 1999   74.89        114.09

                   II.  SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Griffin for the fiscal year ending December 2, 2000. This selection was recommended by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, have been the independent accountants for Griffin since July 3, 1997. The fees of PricewaterhouseCoopers LLP approximated $170,000 for all services rendered to Griffin with respect to its 1999 fiscal year.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

    The submission of this proposal to a vote of stockholders is not legally required. If this selection of PricewaterhouseCoopers LLP is not approved, the Board of Directors will reconsider its selection. A vote of the majority of the shares of Common Stock of Griffin represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt this proposal.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

    A COPY OF GRIFFIN'S ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION IS AVAILABLE TO GRIFFIN'S STOCKHOLDERS WITHOUT CHARGE AT THE WEB SITE (HTTP://WWW.SEC.GOV/) MAINTAINED BY THE COMMISSION AND AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549. COPIES ALSO MAY BE OBTAINED AT PRESCRIBED RATES AT THE COMMISSION'S REGIONAL OFFICE IN NEW YORK LOCATED AT 7 WORLD TRADE CENTER, 15TH FLOOR, NEW YORK, NEW YORK 10048. IN ADDITION, A LIMITED NUMBER OF COPIES ARE AVAILABLE AT GRIFFIN'S OFFICES AND MAY BE OBTAINED UPON WRITTEN REQUEST TO:

                                          GRIFFIN LAND & NURSERIES, INC.
                                          ONE ROCKEFELLER PLAZA
                                          SUITE 2301
                                          NEW YORK, NEW YORK 10020
                                          ATTENTION: CORPORATE SECRETARY

Dated: April 17, 2000

                               APPENDIX 1 TO PROXY
                                   STATEMENT
                             ONE ROCKEFELLER PLAZA
                                  SUITE 2301
                                 NY, NY 10020


      SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS


       The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. ("Griffin") hereby authorizes and appoints Frederick M. Danziger and John L. Ernst, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the Chase Conference Center, 600 Fifth Avenue, 2nd Floor, New York, New York 10020 at 11:00 a.m. local time, on May 16, 2000 and an adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

      Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

       Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

              (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


                                                      SEE REVERSE SIDE

If no direction is given, this proxy will be voted FOR        Please mark
items 1 and 2. The Board of Directors recommends a vote       your votes as /X/
For items 1 and 2.                                            indicated in
                                                              this example


                                             FOR ALL   WITHHELD
                                              LISTED   AS TO ALL
                                             NOMINEES  NOMINEES
No. 1-ELECTION OF DIRECTORS.                  /   /     /   /
NOMINEES ARE LISTED BELOW:
Winston J. Churchill, Jr.;
Edgar M. Cullman; Frederick M. Danziger;
John L. Ernst; and David F. Stein

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____________________________________________________________

                                               FOR      AGAINST  ABSTAIN
No. 2-Approval of Selection of Independent    /   /     /   /    /   /
      Accountants.

      I plan to attend the Annual Meeting.   /  /



SIGNATURE(S) _______________________________  DATE __________ 2000
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.